Exhibit 32

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of IDO Security Inc. (the “Company”) on Form 10-K for the year ended December 31, 2010 (the “Report”) filed with the Securities and Exchange Commission, I, Michael Goldberg, President and Acting Chief Executive Officer (Principal Executive Officer and Principal Financial and Accounting Officer) of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 , that to the best of my knowledge, that :

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the Report.

APRIL 13, 2011

/s/ MICHAEL GOLDBERG
MICHAEL GOLDBERG
ACTING CHIEF EXECUTIVE OFFICER
(PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL
FINANCIAL AND ACCOUNTING OFFICER)

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN PROVIDED TO IDO SECURITY INC. AND WILL BE RETAINED BY IDO SECURITY INC. AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.